SES Solar Inc. Completes Share Exchange Agreement with Swiss Solar Energy Company

Geneva, Switzerland, September 27, 2006 – SES Solar Inc. (OTCBB: SESI) (“SES” or the “Company”) is pleased to announce that it has closed the share exchange agreement (the “Agreement”) with Société d'Energie Solaire S.A. (“SES Switzerland”), a private Swiss corporation, and its shareholders, that it entered into on August 31, 2006. SES Switzerland is now a wholly-owned subsidiary of SES.

In connection with the closing of the share exchange agreement, SES has appointed Daniel Erné, Christiane Erné, Jean-Christophe Hadorn and Michael D. Noonan to its board of directors and has accepted the resignation of David Brow, SES’s Chief Financial Officer. John Veltheer has resigned as President of SES, but will remain on the Company’s board of directors.

“SES is very pleased to have completed the business combination with SES Switzerland and to have financed the Company to the point where it can implement its growth strategy,” stated John Veltheer, outgoing President of SES.

“We are very pleased to be in a position to grow our company substantially and simultaneously contribute to worldwide energy security. Our proprietary technology for producing photovoltaic modules and our proprietary roof tiles are on the cutting edge of renewable energy technologies and are poised to capture the attention of the solar energy marketplace,” summarized Jean-Christophe Hadorn, incoming Chief Executive Officer of SES.

Complete details of the transaction will be filed in a current report on Form 8-K with the United States Securities and Exchange Commission on or before October 2, 2006.

About Société d'Energie Solaire S.A.

SES Switzerland was incorporated under the laws of Switzerland on March 26, 2001. Its principle business is the production of solar photovoltaic modules and roof tiles from silicon cells. SES Switzerland’s proprietary products are based upon integrating unique architecture on commercially available high-performance modules and solar tiles. SES Switzerland services global market integrators and resellers as well as its own clientele and is positioned as one of the few manufacturers in Europe that can also produce customized solar photovoltaic modules that are larger than three square meters. Additionally, SES Switzerland’s patented industrial production process yields photovoltaic modules in Europe at Asian manufacturing costs. Of great importance in today’s world is that SES Switzerland’s photovoltaic technology turns solar energy directly into useable electricity without releasing carbon dioxide.

Contact:

SES Solar Inc.

401 Congress Avenue, Suite 1540

Austin, TX 78759

Michael D. Noonan, Director

512-687-3457

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements”, as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Since the forward looking statements relate to future developments, results or events, these statements are highly speculative and involve risks, uncertainties and assumptions that are difficult to assess. You should not construe any of these statements as a definitive or invariable expression of what will actually occur or result. Such forward-looking statements include, among others, the expectation and/or claim, as applicable, that (i) SES is very pleased to have completed the business combination with SES Switzerland and to have financed the Company to the point where it can implement its growth strategy; (ii) we are very pleased to be in a position to grow our company substantially and simultaneously contribute to worldwide energy security; and (iii) our proprietary technology for producing photovoltaic modules and our proprietary roof tiles are on the cutting edge of renewable energy technologies and are poised to capture the attention of the solar energy marketplace.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, (i) additional unforeseen expenses that the Company incurs in implementing its growth strategy; (ii) the failure by the Company to operate effectively in a highly competitive industry with many participants; (iii) the Company’s ability to keep pace with technological advances and correctly identify and invest in the technologies that become commercially accepted; (iv) the Company’s ability to protect its intellectual property rights and exposure to infringement claims by others; (iv) the Company’s ability to operate efficiently, without work stoppages, labour disputes, equipment/mechanical break-downs and in compliance with current and new governmental regulations; and (v) the Company’s ability to generate revenue and obtain financing if and when necessary to meet cash requirements. These forward-looking statements are made as of the date of this news release and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the Securities and Exchange Commission and available at www.sec.gov.